EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-17485, 333-30933, 333-17487, 333-41535, 333-27279, 333-23249, 333-27281, 333-41537, 333-48777, 333-76261, 333-33442, 333-33934, 333-58056, 333-101973, 333-113705, 333-142475, 333-142473, and 333-159358 on Form S-8, and Registration Statement No. 333-24291 and 333-159305 on Form S-3 of our reports dated February 26, 2010, relating to the consolidated financial statements and financial statement schedule of Tenneco Inc. and consolidated subsidiaries, expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of the new measurement date provisions for defined benefit pension and other postretirement plans, effective January 1, 2007, and the effectiveness of Tenneco Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Tenneco Inc. for the year ended December 31, 2009.

Deloitte & Touche llp
Chicago, Illinois
February 26, 2010

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